SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania		15017
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 26, 2011, Universal Stainless & Alloy Products, Inc. (the “Company”) held its annual meeting of stockholders. Below are the voting results for each matter submitted for a vote of the Company’s stockholders at the annual meeting:

1.	Election of Directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Dennis M. Oates	5,570,824	364,872	359,857
Christopher L. Ayers	5,788,097	147,599	359,857
Douglas M. Dunn	5,634,719	300,977	359,857
M. David Kornblatt	5,788,097	147,599	359,857
Udi Toledano	5,634,702	300,994	359,857

2.	Advisory, non-binding resolution to approve the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTESTIONS	BROKER NON-VOTES
5,899,010	30,289	6,397	359,857

3.	Advisory, non-binding resolution to recommend the frequency of stockholder votes to approve the compensation for the Company’s named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
5,675,822	20,840	236,864	2,170	359,857

In accordance with the recommendation of the Company’s Board of Directors on this matter and these voting results, the Company has determined to hold an advisory, nonbinding vote to approve the compensation of the Company’s named executive officers each year until the next stockholder vote on the frequency of such advisory, non-binding votes. A stockholder vote on the frequency of such advisory, non-binding votes is required to be held at least once every six years.

4.	Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2011:

FOR	AGAINST	ABSTESTIONS
6,058,666	211,637	25,250

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Paul A. McGrath
Vice President of Administration,
General Counsel and Secretary

Dated: May 27, 2011